PRESS RELEASE

CITIZENS FIRST BANCORP, INC.

CONTACT:
Marshall J. Campbell
Chairman
Citizens First Bancorp, Inc.
(810) 987-8300


           CITIZENS FIRST BANCORP, INC. ANNOUNCES ANNUAL MEETING DATE


                  Port Huron, Michigan, February 11, 2003 - - Citizens First Bancorp, Inc. ("the Company") (NASD:CTZN) announced today that its annual meeting of stockholders will be held on May 22, 2003 at 10:00 a.m., eastern time, at St. Clair County Community College, Citizens First M-Tec Center, 323 Erie Street, Port Huron, Michigan. The record date for shareholders entitled to vote at the annual meeting is March 31, 2003. Notice of any business which a stockholder desires to be brought before the annual meeting must be received on or before February 21, 2003. Any proposal that a stockholder seeks to include in the Company's proxy statement for the annual meeting must be received by March 13, 2003 in order to be included in the Company's proxy statement.